UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 8, 2008

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Yellowstone, Osburn, Idaho		83849
(Address of principal executive offices)		(Zip Code)
(208) 556-1181
Issuer's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2008, the Company entered into an employment agreement with Michael Lyon in connection with his hiring as Chief Executive Officer and President.  The employment contract is for a period of six months, expiring on December 31, 2008.  It provides for cash compensation of $12,500 per month and for five year options to purchase 50,000 shares of Common Stock at $.65 per shares, the closing market price on June 30, 2008.  The options vest ratably on a monthly basis with the first vesting being on June 30, 2008.

On September 8, 2008, the employment agreement was amended by resolution of the Board of Directors so that beginning as of September 1, 2008, the monthly cash compensation is increased to $18,750 per month and Mr. Lyon is granted an options to purchase an additional 25,000 shares of Common Stock at $.71, the closing market price on September 8, 2008.  The 25,000 options will vest ratably on a monthly basis with the first vesting being on September 8, 2008 and thereafter on the 30th of each month through the expiration of the employment agreement.

Item 9.01	Financial Statements and Exhibits

a)	99.1	Resolution dated September 8, 2008 amending Employment Agreement between Michael Lyon and Atlas Mining Company dated June 30, 2008

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date:	September 12, 2008	/s/	MICHAEL LYON
By: Michael Lyon
Chief Executive Officer and President

Exhibit 99.1

Resolution dated September 8, 2008
amending Employment Agreement
between Michael Lyon and Atlas Mining Company
dated June 30, 2008

WHEREFORE, on June 30, 2008, the Company entered into an Employment Agreement with Michael Lyon in connection with his hiring as Chief Executive Officer and President.  The Employment Agreement is for a period of six months.  It provides for cash compensation of $12,500 per month and for five year options to purchase 50,000 shares of Common Stock at $.65 per shares, the closing market price on June 30, 2008.  The options vest ratably on a monthly basis with the first vesting being on June 30, 2008.

NOW THEREFORE,

RESOLVED, Michael Lyon having consented to the following amendments to the Employment Agreement, the Employment Agreement is amended by resolution of the Board of Directors so that beginning as of September 1, 2008, the monthly cash compensation is increased to $18,750 per month and Mr. Lyon is granted an five year options to purchase an additional 25,000 shares of Common Stock at $.71, the closing market price on September 8, 2008.  The 25,000 options will vest ratably on a monthly basis with the first vesting being on September 8, 2008 and thereafter on the 30th of each month.